Exhibit 107

Calculation of Filing Fee Tables

Form F-1

Siyata Mobile Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share and/or Pre-funded Warrant	Maximum Aggregate Offering(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Share, no par value per share (3)	457(o)	—	—	$1,601,600	0.0001476	$236.40	(4)
Fees to Be Paid	Equity	Pre-funded Warrants	457(g)	—	—	—	—	—
Fees to Be Paid	Equity	Common Share, no par value per share, underlying the Pre-funded Warrants	457(o)	—	—	—	—	—
		Total Offering Amounts				$1,601,600	0.0001476	$236.40
		Total Fees Previously Paid
		Total Fee Offsets
		Net Fee Due						$236.40

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares, no par value per share, registered hereby also include an indeterminate number of additional common shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Common Shares issuable registered hereby have been registered under a separate registration statement on Form F-1 (Registration No. 333-278697) (the “Prior Registration Statement”), which was declared effective on May 7, 2024. The proposed maximum aggregate offering price of the Common Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants offered and sold in the offering (plus the aggregate exercise price of the Common Shares issuable upon exercise of the Pre-funded Warrants), and as such the proposed aggregate maximum offering price of the Common Shares and Pre-Funded Warrants (including Common Shares issuable upon exercise of the Pre-funded Warrants), if any, is $1,601,600.00.

(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.